SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549
- -----------------------------------------------------------------



                             FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 19, 1995
                                                  (July 18, 1995)

                     TrustCo Bank Corp NY
     ---------------------------------------------------
    (Exact name of registrant as specified in its charter)


                            New York
                ----------------------------------
         (State or other jurisdiction of incorporation)


            0-10592                    14-1630287
 (Commission File Number)             (IRS Employer
                                     Identification No.)


      192 Erie Boulevard, Schenectady, New York     12305
    --------------------------------------------------------
     (Address of principal executive offices)     (Zip Code)

     Registrant's telephone number, including area code:
                     (518) 377-3311










Item 5.   Other Events

     On July 18, 1995, TrustCo Bank Corp NY ("TrustCo") issued two press releases with the second quarter and year to date June 30, 1995, results. Attached are copies of the press releases on Exhibits 99(a) and 99(b) incorporated herein by this reference.





 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 18, 1995

                                        TrustCo Bank Corp NY
                                       (Registrant)

                                   By:  /s/Robert T. Cushing
                                        _________________________
                                        Robert T. Cushing
                                        Vice President and Chief
                                        Financial Officer






                    EXHIBIT INDEX

The following exhibits are filed herewith:

     Reg S-K Exhibit No         Description
     ------------------         -----------
     99(a)                      Press Release of July 18, 1995
                                regarding second quarter and
                                year to date June 30, 1995,
                                results.

     99(b)                      "Highlights" Press Release of
                                July 18, 1995 regarding second
                                quarter and year to date June
                                30, 1995, results.

                                                 Exhibit 99(a)

     William F. Terry
     Senior Vice President and Secretary
     (518) 381-3611

For Immediate Release:

Schenectady, New York -- July 18, 1995


TrustCo announced today that its Board of Directors has declared a stock split wherein each shareholder will receive six shares of stock for each five shares currently owned. The additional common stock will be distributed on August 24, 1995, to shareholders of record on August 3, 1995. In addition, the Board declared its intention to maintain the quarterly cash dividend at $.275 per share after the stock split to be paid on October 2, 1995 to shareholders of record on September 8, 1995. The increased cash dividend coupled with the impact of the stock split will provide a 20% income enhancement to TrustCo shareholders. The announcement was made by Robert A. McCormick, President and Chief Executive Officer of TrustCo Bank Corp NY. Commenting on the increased cash dividend and the six for five stock split, Mr. McCormick remarked that "For quite some time it's been the stated intention of TrustCo to return to our owners any excess of net income over that which is needed to operate the business. These actions are totally consistent with that position. With this increased dividend our dividend payout ratio for the year 1995 is anticipated to be approximately 70%."

TrustCo also announced today record second quarter earnings of $6,106,000 for the second quarter of 1995, which represents an increase of 11.5% from the year ago quarter. Second quarter net income per share was $0.41 for 1995, an increase of 10.8% from the $0.37 per share earnings in 1994.

For the first six months of 1995 net income per share totalled $0.80, up 11.1% from the $0.72 reported for the same period in 1994. Net income for the six month periods were $12,011,000 in 1995 and $10,772,000 in 1994. The net income results for the six months of 1995 represent a 11.5% increase over 1994.

The annualized return on average shareholders' equity for the six month period was 17.23% in 1995 and 16.35% in 1994. Mr. McCormick noted, "The first half results are consistent with our expectations for 1995 and the attainment of our previously announced goal of an 18% return on average equity for 1995." Since 1990, TrustCo has produced a return on average equity of 16.86%. Commenting on this Mr. McCormick stated, "Our intention in managing TrustCo is to assure our shareholders of superior results on their investment over a sustained period of time. We are more interested in a longer term record than simply
achieving single year results.   This philosophy is what helps
to distinguish TrustCo from other financial institutions locally as well as nationally."

Operating efficiencies continued during the second quarter to reflect the Company's mission statement as outlined in the 1994 Annual Report: "TrustCo will be the low cost provider of high quality services to the customers and communities it serves and return to its owners an above average return on their investment." Financial institutions utilize a measurement technique called the "Efficiency Ratio" to track the cost of operating the bank in relation to net interest margins. In the June 15, 1995 Equity Research publication of Sandler O Neill, they indicated that the average efficiency ratio of banks they track in the same asset size range as TrustCo is 61.0%. For the first half of 1995, TrustCo's efficiency ratio was 43.7%. Commenting on this achievement McCormick noted, "Success in the future for financial institutions will be measured in terms of operating efficiencies. TrustCo's results for the first half of 1995 clearly distinguishes our Bank as a high performer, with world class operating efficiencies. No other bank locally, and only a handful nationally, can achieve the efficiency ratio levels that we have."

As a result of new branch facilities in Hudson Falls and Malta, coupled with TrustCo's aggressive deposit gathering campaigns, the June 30, 1995 balances of assets and deposits were up 5.6% and 4.4% over the balances at year end 1994. Shareholders' equity has climbed to $147.5 million, and represents a 7.1% equity to asset ratio. TrustCo's capital levels and operations continue to qualify the Bank as a "well capitalized" institution for regulatory purposes.

Non-performing assets at June 30, 1995, are $17.7 million, a decrease of $5.6 million from March 31, 1995. The reserve set aside for problem loans has increased to $43.7 million at June 30, 1995 and represents 3.70% of loans. The coverage ratio of the reserve for loan losses to nonperforming loans is 3.3 at June 30, 1995.

TrustCo is a $2.1 billion bank holding company and through its subsidiary bank, Trustco Bank, N. A., operates 45 bank offices in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington counties. In addition, the bank operates a full service Trust Department with $698 million of assets under management. The common shares of TrustCo are traded on the NASDAQ National Market System under the ticker symbol TRST.


                TrustCo Bank Corp NY
                FINANCIAL HIGHLIGHTS                   Page 1
      (dollars in thousands, except per share data)
                                      Three Months Ended
                            06/30/95       03/31/95      06/30/94
Summary of operations
   Net interest income (TE)   $20,615         21,343      20,050
   Provision for loan losses    3,045          3,573       1,886
   Net gain/(loss) from
     securities transactions      417            211      (3,295)
   Noninterest income           3,569          3,238       2,893
   Noninterest expense         11,862         11,751       8,808
   Net income                   6,106          5,905       5,476


Per common share (4)
   Net income                    0.41           0.40        0.37
   Cash dividends                0.28           0.28        0.23
   Book value at period end     10.06           9.75        9.14
   Market price at period end   21.75          20.75       20.91

At period end
   Full time equivalent
     employees                    446            439         431
   Full service banking
     offices                       45             45          43

Performance ratios
   Return on average assets      1.21%          1.21        1.09
   Return on average equity (1) 17.36          17.11       16.37
   Efficiency (2)               42.79          44.58       36.73
   Net interest spread (TE)      3.75           4.09        3.85
   Net interest margin (TE)      4.21           4.49        4.16
   Dividend payout ratio        66.07          68.25       60.61
Capital ratios at period end
   Total equity to assets        7.07           7.14        6.65
   Tier 1 risk adjusted
     capital                    12.29          12.33       12.09
   Total risk adjusted capital  13.57          13.61       13.36

Asset quality analysis at
  period end (5)
   Nonperforming loans to
     total loans                 1.13           1.65        1.24
   Nonperforming assets to
     total assets                0.85           1.16        0.87
   Allowance for loan losses
     to total loans              3.70           3.58        3.23
   Coverage ratio (3)            3.3X           2.2X        2.6X


(1) Average equity excludes the effect of the market value adjustment for securities available for sale.
(2) Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding
      ORE income and net securities transactions).
(3) Calculated as allowance for loan losses divided by total nonperforming loans.
(4) All per share information has been calculated prior to the 6 for 5 stock split declared in July, 1995. The 1994 per share data has been adjusted for the 10% stock dividend effective October 1, 1994.
(5) All nonperforming loans and assets data has been restated for the adoption of SFAS No. 114, "Accounting by Creditors for the Impairment of Loans."
TE = Taxable equivalent.


                 TrustCo Bank Corp NY
            FINANCIAL HIGHLIGHTS, Continued                Page 2


                                        Six Months Ended
                                    06/30/95       06/30/94
Summary of operations
   Net interest income (TE)          $41,958         38,481
   Provision for loan losses           6,618          3,713
   Net gain/(loss) from securities
     transactions                        628         (3,872)
   Noninterest income                  6,807          6,784
   Noninterest expense                23,613         20,217
   Net income                         12,011         10,772

Per common share (4)
   Net income                          $0.80           0.72
   Cash dividends                       0.55           0.45
   Book value at period end            10.06           9.14
   Market price at period end          21.75          20.91

Performance ratios
   Return on average assets             1.21%          1.09
   Return on average equity (1)        17.23          16.35
   Efficiency (2)                      43.69          43.22
   Net interest spread (TE)             3.92           3.68
   Net interest margin (TE)             4.34           4.00
   Dividend payout ratio               67.14          61.62



                 TrustCo Bank Corp NY
            CONSOLIDATED BALANCE SHEETS                   Page 3
               (dollars in thousands)


                           06/30/95       12/31/94       06/30/94

ASSETS
  Loans, net             $1,137,499       1,122,938     1,084,761
  Securities available
   for sale                 322,371         117,458       371,337
  Investment securities     332,857         347,858       331,524
  Federal funds sold        165,000         263,000        86,000
                          ---------        --------      --------
     Total earning
       assets             1,957,727       1,851,254     1,873,622

  Cash and due from banks    48,259          52,479        56,549
  Bank premises and
    equipment                25,895          23,877        24,393
  Other assets               54,799          48,067        51,986
                          ---------        --------      --------
     Total assets        $2,086,680       1,975,677     2,006,550
                          =========        ========      ========
LIABILITIES
  Deposits:
     Demand               $102,096           93,496        94,308
     Savings               831,691          911,629       986,752
     Money Market           79,485           92,965       105,786
     Certificates of
       deposit > $100
       thou                 84,571           62,511        51,023
     Other time deposits   771,208          629,230       584,441
                         ---------         --------      --------
       Total deposits    1,869,051        1,789,831     1,822,310

  Short-term borrowings     37,503           12,713        19,370
  Long-term debt                 0            3,550         2,750
  Other liabilities         32,587           30,300        28,649
                         ---------         --------      --------
     Total liabilities   1,939,141        1,836,394     1,873,079

SHAREHOLDERS' EQUITY       147,539          139,283       133,471
                         ---------         --------      --------
     Total liabilities
       and shareholders'
       equity           $2,086,680        1,975,677     2,006,550
                         =========         ========      ========
Number of common
  shares outstanding,
  in thousands              14,669           14,617        14,603




                    TrustCo Bank Corp NY
               CONSOLIDATED STATEMENTS OF INCOME           Page 4
         (dollars in thousands, except per share data)

                                    Three Months Ended
                            06/30/95       03/31/95     06/30/94
Interest income
     Loans                   $26,558         26,005       22,900
     Investments              10,459          8,424       10,197
     Federal funds sold        2,942          3,675        1,629
                           ---------       --------     --------
          Total interest
            income            39,959         38,104       34,726

Interest expense
     Deposits                 19,643         16,994       14,893
     Borrowings                  230            216          176
                           ---------       --------     --------
          Total interest
            expense           19,873         17,210       15,069
                           ---------       --------     --------
          Net interest
            income            20,086         20,894       19,657

Provision for loan losses      3,045          3,573        1,886
                           ---------       --------     --------
          Net interest
            income after
            provision for
            loan losses       17,041         17,321       17,771

Net gain/(loss) from
  securities transactions        417            211       (3,295)
Noninterest income             3,569          3,238        2,893
Noninterest expense           11,862         11,751        8,808
                           ---------       --------     --------
Income before income taxes     9,165          9,019        8,561
Income tax expense             3,059          3,114        3,085
                           ---------       --------     --------
Net income                    $6,106          5,905        5,476
                           =========       ========     ========

Net income per share           $0.41           0.40         0.37
Avg equivalent shares
 outstanding, in thousands    14,964         14,933       14,841



                  TrustCo Bank Corp NY
           CONSOLIDATED STATEMENTS OF INCOME               Page 5
          (dollars in thousands, except per share data)

                                         Six Months Ended
                                    06/30/95       06/30/94
Interest income
     Loans                           $52,563         44,776
     Investments                      18,883         19,758
     Federal funds sold                6,617          2,876
                                  ---------        --------
          Total interest income       78,063         67,410


Interest expense
     Deposits                         36,637         29,415
     Borrowings                          446            320
                                   ---------       --------
          Total interest expense      37,083         29,735
                                   ---------       --------
          Net interest income         40,980         37,675

Provision for loan losses              6,618          3,713
                                   ---------       --------
          Net interest income
           after provision for
           loan losses                34,362         33,962

Net gain/(loss) from securities
          transactions                   628         (3,872)
Noninterest income                     6,807          6,784
Noninterest expense                   23,613         20,217
                                   ---------       --------
Income before income taxes            18,184         16,657
Income tax expense                     6,173          5,885
                                   ---------       --------
Net income                            12,011         10,772
                                   =========        ========

Net income per share                    0.80           0.72
Avg equivalent shares out-
    standing, in thousands            14,944         14,876



                     TrustCo Bank Corp NY
          CONSOLIDATED AVERAGE BALANCE SHEETS             Page 6
                       (in thousands)

                                  Three Months Ended
                         06/30/95       03/31/95       06/30/94
Total assets            2,031,611      1,974,579      2,006,352
Shareholders' equity      143,713        140,543        134,353
Interest earning
  assets                1,957,664      1,895,605      1,925,789
Interest bearing
  liabilities           1,761,016      1,712,375      1,752,092



                                    Six Months Ended
                                06/30/95          06/30/94
Total assets                  $2,003,253         1,996,461
Shareholders' equity             142,137           137,818
Interest earning assets        1,926,806         1,918,320
Interest bearing liabilities   1,736,830         1,739,028


                                                 Exhibit 99(b)
    William F. Terry
    Senior Vice President and Secretary
    518/381-3611

Schenectady, New York -- July 18, 1995

FOR IMMEDIATE RELEASE:
TrustCo Bank Corp NY


                                    6/95              6/94
                                    ____              ____
Three Months Ended
     June 30:
    Net Income                $    6,106,000    $5,476,000
                                   =========     =========

Average Equivalent
  Shares Outstanding              14,964,000    14,841,000

 Net Income per Share                   $.41          $.37
                                        ====          ====

Six Months Ended
 June 30:
 Net Income                      $12,011,000   $10,772,000
                                 ===========   ===========

Average Equivalent
  Shares Outstanding              14,944,000    14,876,000

 Net Income per Share                   $.80          $.72
                                        ====          ====


Total Nonperforming Loans        $13,335,000   $13,941,000
Total Nonperforming Assets        17,656,000    17,536,000
Allowance for Loan Losses         43,715,000    36,166,000
Allowance as a Percentage
  of Total Loans                        3.70%         3.23%




All per share information has been calculated prior to the 6 for 5 stock split declared in July 1995.  The 1994 per share data has been adjusted for the 10% stock dividend effective
October 1, 1994.
                                   # # #
